UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 29, 2007
Pizza Inn, Inc.
(Exact name of registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation)	0-12919 (Commission File Number)	47-0654575 (IRS Employer Identification No.)

3551 Plano Parkway, The Colony, Texas	75056
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (469) 384-5000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On June 28, 2007, Pizza Inn, Inc. (the “Company”) and The CIT Group / Commercial Services, Inc. (“CIT”) entered into a Second Amendment to Financing Agreement (the “Amendment”) modifying certain terms related to the Financing Agreement dated January 23, 2007. The Amendment permits the company to repurchase up to $3,000,000 of the Company’s common stock related to the previously disclosed stock repurchase plan authorized by the board of directors on May 23, 2007. In addition, the Amendment increases the Company’s Capital Expenditure limit from $750,000 per fiscal year to $3,000,000 per fiscal year.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pizza Inn, Inc.
Date: June 29, 2007	By:	/s/Charles R. Morrison
Charles R. Morrison,
Chief Financial Officer